UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2012

Vantage Drilling Company

(Exact name of registrant as specified in its charter)

Cayman Islands	001-34094	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Post Oak Boulevard, Suite 800 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(281) 404-4700

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05. Amendments to the Registrant’s Code of Ethics.

On November 27, 2012, Vantage Drilling Company (the “Company”) adopted revisions to its Code of Business Conduct and Ethics that applies to all of the Company’s directors, officers and employees (the “Code of Conduct”).

The revisions amend to the Code of Conduct to (i) expressly prohibit the undue or fraudulent influence of auditing or accounting functions, (ii) require directors, officers and employees to disclose any error in the Company’s financial records of which they are aware, (iii) prohibit directors, officers and employees from holding an interest in private companies with which the Company does business, and require reporting to the Chief Compliance Officer of certain interests in public companies with which the Company does business and (iv) clarify certain requirements with respect to director, officer, and employee transactions in Company securities.

The newly adopted Code of Conduct is attached hereto as Exhibit 14.1 and is also available at www.vantagedrilling.com on the “Corporate Governance” page under the link “Vantage Code of Conduct and Ethics.”

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Exhibit Description

14.1	Code of Business Conduct and Ethics as amended November 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANTAGE DRILLING COMPANY

Date: November 30, 2012	By:	/s/ Douglas G. Smith
Douglas G. Smith Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

14.1	Code of Business Conduct and Ethics as amended November 27, 2012.